Exhibit 99.1

400 Centre Street, Newton, Massachusetts 02458-2076 June 18, 2007	tel: (617) 332-9530, (866) 790-8165 fax: (617) 796-8376
RMR FUNDS
RMR ADVISORS, INC.

Mr. Philip Goldstein

President

Kimball & Winthrop, Inc.

Managing General Partner

Bulldog Investors General Partnership

Park 80 West, Plaza Two

Saddle Brook, NJ 07663

Dear Mr. Goldstein:

I have reviewed your letter with the Trustees of RMR Hospitality and Real Estate Fund and been authorized to respond as follows:

1.                     The damages caused to the Fund are a consequence of your actions to intentionally violate the terms of the declaration of trust.

2.                    The high expenses incurred by the Fund are the result of the tactics you have employed, including a proxy contest and a baseless legal motion concerning personal jurisdiction.

3.                     In addition to the payment of your improper gains to charity, the amended complaint seeks recovery of the Fund’s damages, including legal fees and the expenses of the charitable trustee, tripled as provided by applicable law. The Fund expects that the final decision of this litigation will result in you and your co-defendants paying these amounts.

4.                    Your bully-boy tactics of accusing the Trustees of criminal acts will not cause the Trustees to abandon the Fund’s claims.

The Trustees also requested that, while the present litigation is on-going, future correspondence be through the attorneys; and they requested that you be advised that their decision not to respond to your anticipated future correspondence should not be deemed agreement with anything you may write or say.

Very truly yours,

/s/ William J. Sheehan
William J. Sheehan
Chief Compliance Office and Director of Internal Audit RMR Hospitality & Real Estate Fund

From: Phillip Goldstein [mailto:oplp@optonline.net]
Sent: Wednesday, June 13, 2007 8:08 PM
To: pbrown@apslaw.com; Willis, Jane; overstreet@wildbasin.com
Cc: Gregory Keller
Subject: RHR

Please see the attached letter (which my lawyer has advised me not to send).

Regards,
Phillip Goldstein
Bulldog Investors
914-747-5262

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Bulldog Investors General Partnership, Park 80 West, Plaza Two, Saddle Brook, NJ 07663
Phone (914) 747-5262//Fax (201) 556-0097//pgoldstein@bulldoginvestors.com

June 13, 2007

Chief Compliance Officer and Director of Internal Audit
RMR Hospitality & Real Estate Fund
400 Centre Street
Newton, MA 02458

Dear Chief Compliance Officer and Director of Internal Audit:

Please provide a copy of this letter to each trustee of RMR Hospitality & Real Estate Fund (the “Fund”).

The Fund has recently paid and continues to pay substantial sums to third parties for extraordinary services that cannot reasonably be expected to provide any financial benefit to the Fund. Specifically, in 2006 the Fund incurred $697,661 in legal expenses, primarily from Ropes & Gray, in connection with litigation against us. In 2007 a significant amount of additional legal expenses in connection with this matter has been incurred. In addition, the Fund estimated that it would spend $500,000 (approximately $300 per beneficial shareholder) in proxy solicitation expenses for the 2007 annual meeting “in excess of those normally spent for an annual meeting.” Finally, Adrian Overstreet, the “charitable trustee” who was appointed by the Fund’s trustees, has advised us that, in addition to compensating him for his “services,” the Fund is paying all his legal expenses, primarily to Adler Pollock & Sheehan. Mr. Overstreet’s primary duty is to attempt to compel us to pay the profits on our so-called “excess shares” to him. Thus, if Mr. Overstreet is successful, the Fund will obtain no financial benefit from our profits on the “excess shares.”

Since the Fund’s net asset value is only about $62 million, the above mentioned payments to third parties have already had a materially adverse impact on the Fund’s net asset value. Its expense ratio (net of fee waivers) shot up to 3.13% last year from 1.80% in 2005 and can be expected to be even higher this year.

Please be advised that Section 37 of the Investment Company Act of 1940 (Larceny and Embezzlement) states:

Whoever steals, unlawfully abstracts, unlawfully and willingly converts to his own use or to the use of another, or embezzles any of the moneys, funds, securities, credits, property, or assets of any registered investment company shall be deemed guilty of a crime, and upon conviction thereof shall be subject to the penalties provided in section 49 [15 USCS § 80a-48]. A judgment of conviction or acquittal on the merits under the laws of any State shall be a bar to any prosecution under this section for the same act or acts.

In addition, I refer you to SEC Litigation Release No. 11717 (April 28, 1988) which involved a registered investment company that paid for the cost of a lawsuit “despite the fact that [it] had no financial stake in the outcome of the litigation.” For your convenience, Release No. 11717 is reproduced below.

SECURITIES AND EXCHANGE COMMISSION v.
FORTY FOUR MANAGEMENT, LTD., 44 SECURITIES, INC., DAVID H.

BAKER, JR., RUFFEN H.

COTTON, JR., CHARLTON W. DOYLE, and GORDON F. TAYLOR (United

States District Court for Southern District New York) (Civ.

88-CIV-2959)

SECURITIES AND EXCHANGE COMMISSION

LITIGATION Release No. 11717

1988 SEC LEXIS 822

APRIL 28, 1988

The New York Regional Office of the Securities and Exchange Commission announced the filing of a Complaint in the United States District Court for the Southern District of New York charging David H. Baker, Jr. (“Baker”) and Ruffen H. Cotton, Jr. (“Cotton”), officers of The 44 Wall Street Fund, Inc. (“the Fund”), a registered investment company, and two of the Fund’s independent directors, Charlton W. Doyle and Gordon F. Taylor (“the independent directors”) with breaches of fiduciary duty. The Complaint also names two entities wholly-owned by Baker, the Fund’s adviser and broker/distributor, Forty Four Management, Ltd. (“the Adviser”), and 44 Securities, Inc. (“the Underwriter”), respectively.

The Complaint seeks a Court order, pursuant to Section 36(a) of the Investment Company Act of 1940 (“Investment Company Act”), permanently enjoining the defendants from taking part in the operation of any registered investment company. The Complaint also alleges that Baker, Cotton and the independent directors violated the proxy disclosure provisions of the Investment Company Act. Finally, the Complaint alleges that Baker, the Adviser and Cotton violated or aided and abetted violations of one or more of the anti-fraud provisions of the Investment Advisers Act of 1940 (“Advisers Act”), the Securities Act of 1933 (“Securities Act) and the Securities Exchange Act of 1934 (“Exchange Act”).

According to the Complaint, on March 1, 1985, a Fund shareholder telephoned an order to purchase $2.4 million worth of the Fund’s shares. The purchasing shareholder subsequently refused to pay for the shares he ordered. Agreements then in effect called for Fund shares purchased but not paid for to be cancelled by the Fund. The Underwriter was then obligated to reimburse the Fund for all losses resulting from the cancellation of unpaid shares. The Complaint alleges that the shares ordered on March 1, 1985 were not cancelled until March 25, 1985. Because the Fund’s net asset value per share (“NAV”) had declined after the shareholder had entered his purchase order, the Fund’s cancellation of the shares resulted in a loss of more than $444,000 to the Fund, a loss which the Underwriter was obligated to pay. In cancelling the shares however, the Complaint alleges that Baker, Cotton, the Adviser and the Underwriter deliberately back-dated the March 25th cancellation by using the Fund’s NAV as of March 19, 1985, which was higher than the March 25th NAV by 45 cents per share. In so doing, the defendants understated by almost $173,000 the Fund’s actual loss resulting from the cancellation. The Complaint alleges that the defendants back-dated the cancellation in order to reduce the amount which the Underwriter was obligated to reimburse the Fund.

The Complaint further alleges that these defendants then caused the Fund to pay the costs of the subsequent litigation against the reneging shareholder, including legal fees aggregating over $112,000, of which more than $37,000 was paid to Cotton as the Fund’s legal counsel, despite the fact that the Fund had no financial stake in the outcome of the litigation. Because the Underwriter had already reimbursed the Fund for the loss

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arising from the cancellation of the purchase order (except the $173,000 described above), the litigation sought reimbursement from the reneging shareholder solely for the Underwriter. The Complaint alleges that the litigation against the reneging shareholder eventually resulted in a judgment of over $255,000, which the defendants caused to be paid to the Underwriter.

The Complaint also alleges that the independent directors approved the Fund’s payment of these litigation expenses, despite knowing that the Fund had been reimbursed by the Underwriter for the loss which was the subject of the litigation. Further, the Complaint alleges that the independent directors relied on Cotton’s explanations as to why the Fund was assuming the expenses although such reasons were, on their face, unreasonable and they knew that, in addition to representing the Fund, Cotton was also counsel to Baker, the Adviser and the Underwriter. The Complaint also alleges that the independent directors knew that the Fund had no financial stake in the litigation for which it was bearing the entire cost.

The Complaint further alleges that Baker, the Adviser and the Underwriter caused the Fund to pay for the qualification of a Fund employee for her brokerage license. The Complaint alleges that the employee in question eventually was hired by the Underwriter as a securities trader but that her duties as a Fund employee did not require her to have such a license.

Finally, the Complaint alleges that the Fund’s disclosure documents failed to disclose, or otherwise materially misrepresented, the matters described above.

Simultaneous with the filing of the Complaint, each of the defendants consented to the entry of orders of the Court, without admitting or denying the allegations contained in the Complaint, permanently enjoining them from acting as, among other things, an officer, director, adviser, or underwriter for any registered investment company. Defendants Baker, Cotton, Doyle and Taylor also consented to a permanent injunction against further violations of the proxy provisions of the Investment Company Act. In addition, defendants Baker, Cotton, and the Adviser consented to permanent injunctions against further violations of one or more of the anti-fraud provisions of the Advisers Act, the Securities Act, and the Exchange Act. Finally, Baker consented to the Court ordering him to reimburse the Fund the expenses and losses described above.

Very truly yours,

/s/ Phillip Goldstein
Phillip Goldstein
President
Kimball & Winthrop, Inc.
Managing General Partner

Cc:	Adrian Overstreet, “Charitable Trustee for RHR”
Philip Y. Brown, Adler Pollock & Sheehan P.C.
Jane Willis, Esq., Ropes & Gray LLP

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